SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED JANUARY 27, 2003
(To Prospectus dated November 22, 2002)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                         Alternative Loan Trust 2003-2CB
                                     Issuer

                Mortgage Pass-Through Certificates, Series 2003-6

                                 --------------

--------------------------------------------------------------------------------
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
--------------------------------------------------------------------------------


                                    The Class PO Certificates

o This supplement relates to the offering of the Class PO Certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO Certificates. Additional information is contained in the prospectus supplement dated January 27, 2003, prepared in connection with the offering of the offered certificates of the series referenced above, and in the prospectus of the depositor dated November 22, 2002. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of May 27, 2003, the class certificate balance of the Class PO Certificates was approximately $1,052,066.

o Exhibit 1 to this supplement is the monthly statement made available to holders of the Class PO Certificates on the distribution date in May 2003.

o This supplement also modifies the "Method of Distribution" section on page S-56 of the prospectus supplement and the "Yield, Prepayment and Maturity Considerations" section on page S-42 of the prospectus supplement as described on the next page.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

June 30, 2003

                             ADDITIONAL INFORMATION


                  You should purchase the Class PO Certificates only if you have read this supplement and the following documents:


o the prospectus supplement, dated January 27, 2003 (the "Prospectus Supplement"), prepared in connection with the offering of the offered certificates of the series referenced above, which is attached to, and forms a part of this supplement; and


o the prospectus of the depositor, dated November 22, 2002, which is attached to, and forms a part of this supplement.


                            DESCRIPTION OF COLLATERAL


Reports to Certificateholders


                  The monthly statement furnished to the Certificateholders on the Distribution Date in May 2003 (the "Certificate Date") is included herein as
Exhibit 1.


                             METHOD OF DISTRIBUTION

                  Pursuant to a Placement Agency Agreement, dated as of June 30, 2003 (the "Placement Agreement"), between CWMBS, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

                  The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this supplement, that the closing date for the purchase of the Class PO Certificates is June 30, 2003, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 83%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                                              Percentage of the Prepayment Assumption
                                                   ----------------------------------------------------------------
        Class                                            0%         50%        100%        150%        200%
        -----                                            --         ---        ----        ----        ----
        Class PO..................................      1.0%       3.10%       6.0%        9.2%       12.9%

                  It is unlikely that the Discount mortgage loans will have the precise characteristics described in this supplement or that the Discount mortgage loans will all prepay at the same rate until maturity or that all of the Discount mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount mortgage loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Discount mortgage loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                    EXHIBIT 1

                                   [Attached]

     THE
   BANK OF
     NEW
    YORK
101 Barclay Street, 8West                         Distribution Date:     5/25/03
New York, NY 10286
Officer:        Courtney Bartholomew            212-815-3236
Associate:      Sean O'Connell                  212-815-6312

                             Countrywide Home Loans
                      Mortgage Pass - Through Certificates
                         Alternative Loan Trust 2003-2CB
                                 Series 2003-06


                 Certificateholder Monthly Distribution Summary

---------------------------------------------------------------------------------------------------------------------------------

                           Class           Certificate       Beginning        Pass Through       Principal        Interest
 Class      Cusip        Description        Rate Type         Balance           Rate (%)       Distribution     Distribution
---------------------------------------------------------------------------------------------------------------------------------
  1A1     12669DD88        Senior          Fix-30/360       385,687,114.30      5.750000       6,256,547.33       1,847,827.03
  2A1     12669DD96        Senior          Fix-30/360        92,349,196.80      6.250000       6,247,598.42         480,836.15
  PO                                                          1,060,193.78      0.000000           8,127.64                  -
 PO-1     12669DE20       Strip PO         Fix-30/360           950,051.24      0.000000           1,190.94                  -
 PO-2     12669DE20       Strip PO         Fix-30/360           110,142.54      0.000000           6,936.70                  -
  AR      12669DE38        Senior          Fix-30/360                    -      5.750000                  -               0.14
---------------------------------------------------------------------------------------------------------------------------------
   M      12669DE46        Junior          Fix-30/360        15,202,403.38      5.851235          14,378.32          74,114.30
  B1      12669DE53        Junior          Fix-30/360         4,980,012.57      5.851235           4,710.06          24,278.41
  B2      12669DE61        Junior          Fix-30/360         3,407,299.09      5.851235           3,222.60          16,611.16
  B3      12669DF29        Junior          Fix-30/360         2,096,852.59      5.851235           1,983.19          10,222.51
  B4      12669DF37        Junior          Fix-30/360         1,572,614.77      5.851235           1,487.37           7,666.76
  B5      12669DF45        Junior          Fix-30/360         1,572,689.44      5.851235           1,487.44           7,667.13
---------------------------------------------------------------------------------------------------------------------------------
Totals                                                      507,928,376.72                    12,539,542.37       2,469,223.59
---------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------
                               Current                         Cumulative
                Total          Realized        Ending           Realized
 Class      Distribution        Losses        Balance            Losses
--------------------------------------------------------------------------
  1A1        8,104,374.36            -      379,430,566.98              -
  2A1        6,728,434.58            -       86,101,598.37              -
  PO             8,127.64            -        1,052,066.14              -
 PO-1            1,190.94            -          948,860.30              -
 PO-2            6,936.70            -          103,205.84              -
  AR                 0.14            -                   -              -
--------------------------------------------------------------------------
   M            88,492.62            -       15,188,025.07              -
  B1            28,988.47            -        4,975,302.51              -
  B2            19,833.76            -        3,404,076.49              -
  B3            12,205.70            -        2,094,869.40              -
  B4             9,154.13            -        1,571,127.40              -
  B5             9,154.57            -        1,571,202.00              -
--------------------------------------------------------------------------
Totals      15,008,765.97            -      495,388,834.36              -
--------------------------------------------------------------------------


                          Principal Distribution Detail

------------------------------------------------------------------------------------------------------------------------------
                          Original        Beginning         Scheduled                       Unscheduled
                         Certificate     Certificate        Principal        Accretion       Principal       Net Principal
Class        Cusip         Balance         Balance        Distribution       Principal      Adjustments      Distribution
------------------------------------------------------------------------------------------------------------------------------
  1A1      12669DD88    397,208,000.00   385,687,114.30     6,256,547.33            -                  -       6,256,547.33
  2A1      12669DD96    103,577,000.00    92,349,196.80     6,247,598.42            -                  -       6,247,598.42
  PO                      1,075,254.32     1,060,193.78         8,127.64            -                  -           8,127.64
 PO-1      12669DE20        964,260.19       950,051.24         1,190.94            -                  -           1,190.94
 PO-2      12669DE20        110,994.13       110,142.54         6,936.70            -                  -           6,936.70
  AR       12669DE38            100.00                -                -            -                  -                  -
------------------------------------------------------------------------------------------------------------------------------
   M       12669DE46     15,401,400.00    15,202,403.38        14,378.32            -                  -          14,378.32
  B1       12669DE53      5,045,200.00     4,980,012.57         4,710.06            -                  -           4,710.06
  B2       12669DE61      3,451,900.00     3,407,299.09         3,222.60            -                  -           3,222.60
  B3       12669DF29      2,124,300.00     2,096,852.59         1,983.19            -                  -           1,983.19
  B4       12669DF37      1,593,200.00     1,572,614.77         1,487.37            -                  -           1,487.37
  B5       12669DF45      1,593,275.64     1,572,689.44         1,487.44            -                  -           1,487.44
------------------------------------------------------------------------------------------------------------------------------
Totals                  531,069,629.96   507,928,376.72    12,539,542.37            -                  -      12,539,542.37
------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
              Current         Ending             Ending
             Realized      Certificate         Certificate
Class         Losses         Balance             Factor
-------------------------------------------------------------
  1A1                -      379,430,566.98      0.95524402070
  2A1                -       86,101,598.37      0.83128106020
  PO                 -        1,052,066.14      0.97843470185
 PO-1                -          948,860.30      0.98402932201
 PO-2                -          103,205.84      0.92983147729
  AR                 -                   -      0.00000000000
--------------------------------------------------------------
   M                 -       15,188,025.07      0.98614574425
  B1                 -        4,975,302.51      0.98614574425
  B2                 -        3,404,076.49      0.98614574425
  B3                 -        2,094,869.40      0.98614574425
  B4                 -        1,571,127.40      0.98614574425
  B5                 -        1,571,202.00      0.98614575194
--------------------------------------------------------------
Totals               -      495,388,834.36
--------------------------------------------------------------

                          Interest Distribution Detail

------------------------------------------------------------------------------------------------------------------------------------
                Beginning           Pass            Accrued            Cumulative                        Total             Net
               Certificate         Through          Optimal              Unpaid         Deferred       Interest        Prepayment
 Class          Balance            Rate (%)         Interest            Interest        Interest          Due         Int Shortfall
------------------------------------------------------------------------------------------------------------------------------------
  1A1          385,687,114.30      5.750000        1,848,084.09                  -              -      1,848,084.09          257.05
  2A1           92,349,196.80      6.250000          480,985.40                  -              -        480,985.40          149.25
  PO             1,060,193.78      0.000000                   -                  -              -                 -               -
 PO-1              950,051.24      0.000000                   -                  -              -                 -               -
 PO-2              110,142.54      0.000000                   -                  -              -                 -               -
  AR                        -      5.750000                   -                  -              -                 -               -
------------------------------------------------------------------------------------------------------------------------------------
   M            15,202,403.38      5.851235           74,127.36                  -              -         74,127.36           13.06
  B1             4,980,012.57      5.851235           24,282.68                  -              -         24,282.68            4.28
  B2             3,407,299.09      5.851235           16,614.09                  -              -         16,614.09            2.93
  B3             2,096,852.59      5.851235           10,224.31                  -              -         10,224.31            1.80
  B4             1,572,614.77      5.851235            7,668.11                  -              -          7,668.11            1.35
  B5             1,572,689.44      5.851235            7,668.48                  -              -          7,668.48            1.35
------------------------------------------------------------------------------------------------------------------------------------
Totals         507,928,376.72                      2,469,654.52                  -              -      2,469,654.52          431.07
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------
                Unscheduled
                  Interest      Interest
 Class           Adjustment       Paid
---------------------------------------------
  1A1                      -     1,847,827.03
  2A1                      -       480,836.15
  PO                       -                -
 PO-1                      -                -
 PO-2                      -                -
  AR                       -             0.14
----------------------------------------------
   M                       -        74,114.30
  B1                       -        24,278.41
  B2                       -        16,611.16
  B3                       -        10,222.51
  B4                       -         7,666.76
  B5                       -         7,667.13
----------------------------------------------
Totals                     -     2,469,223.59
----------------------------------------------


                           Current Payment Information
                               Factors per $1,000

------------------------------------------------------------------------------------------------------------------------------------
                              Original         Beginning Cert.                                         Ending Cert.         Pass
                             Certificate          Notional             Principal        Interest         Notional          Through
 Class        Cusip            Balance             Balance            Distribution    Distribution       Balance           Rate (%)
------------------------------------------------------------------------------------------------------------------------------------
  1A1       12669DD88       397,208,000.00      970.995333183       15.751312479      4.652038818     955.244020704       5.750000
  2A1       12669DD96       103,577,000.00      891.599455435       60.318395237      4.642306246     831.281060199       6.250000
  PO                          1,075,254.32      985.993508959        7.558807111      0.000000000     978.434701848       0.000000
 PO-1       12669DE20           964,260.19      985.264399814        1.235077806      0.000000000     984.029322008       0.000000
 PO-2       12669DE20           110,994.13      992.327593266       62.496115973      0.000000000     929.831477293       0.000000
  AR        12669DE38               100.00        0.000000000        0.000000000      1.430173168       0.000000000       5.750000
-----------------------------------------------------------------------------------------------------------------------------------
   M        12669DE46        15,401,400.00      987.079316220        0.933571968      4.812179529     986.145744252       5.851235
  B1        12669DE53         5,045,200.00      987.079316220        0.933571968      4.812179529     986.145744252       5.851235
  B2        12669DE61         3,451,900.00      987.079316220        0.933571968      4.812179529     986.145744252       5.851235
  B3        12669DF29         2,124,300.00      987.079316220        0.933571968      4.812179529     986.145744252       5.851235
  B4        12669DF37         1,593,200.00      987.079316220        0.933571968      4.812179529     986.145744252       5.851235
  B5        12669DF45         1,593,275.64      987.079323914        0.933571975      4.812179566     986.145751939       5.851235
-----------------------------------------------------------------------------------------------------------------------------------
Totals                      531,069,629.96      956.425199382       23.611861162      4.649528895     932.813338238
-----------------------------------------------------------------------------------------------------------------------------------

     THE
   BANK OF
     NEW
    YORK
101 Barclay Street, 8West
New York, NY 10286
Officer:       Courtney Bartholomew     212-815-3236
Associate:     Sean O'Connell           212-815-6312

                             Countrywide Home Loans
                      Mortgage Pass - Through Certificates
                         Alternative Loan Trust 2003-2CB
                                 Series 2003-06


Pool Level Data
Distribution Date                                                                                                         5/25/2003
Cut-off Date                                                                                                               1/1/2003
Determination Date                                                                                                         5/1/2003
Accrual Period 30/360             Begin                                                                                    4/1/2003
                                  End                                                                                      5/1/2003
Number of Days in 30/360 Accrual Period                                                                                          30


--------------------------------------------------------------------------------
                             Collateral Information
--------------------------------------------------------------------------------
Group 1
Cut-Off Date Balance                                                                                                 421,346,578.85

Beginning Aggregate Pool Stated Principal Balance                                                                    409,631,472.61
Ending Aggregate Pool Stated Principal Balance                                                                       403,350,977.25

Beginning Aggregate Loan Count                                                                                                 2385
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                  27
Ending Aggregate Loan Count                                                                                                    2358

Beginning Weighted Average Loan Rate (WAC)                                                                                6.382040%
Ending Weighted Average Loan Rate (WAC)                                                                                   6.378043%

Beginning Net Weighted Average Loan Rate                                                                                  5.736664%
Ending Net Weighted Average Loan Rate                                                                                     5.736473%

Weighted Average Maturity (WAM) (Months)                                                                                        347

Servicer Advances                                                                                                         30,750.17

Aggregate Pool Prepayment                                                                                              5,874,968.28
Pool Prepayment Rate                                                                                                    15.9303 CPR


Group 2
Cut-Off Date Balance                                                                                                 109,723,051.11

Beginning Aggregate Pool Stated Principal Balance                                                                     98,296,904.09
Ending Aggregate Pool Stated Principal Balance                                                                        92,037,857.10

Beginning Aggregate Loan Count                                                                                                  551
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                  28
Ending Aggregate Loan Count                                                                                                     523

Beginning Weighted Average Loan Rate (WAC)                                                                                7.445340%
Ending Weighted Average Loan Rate (WAC)                                                                                   7.452488%

Beginning Net Weighted Average Loan Rate                                                                                  6.242997%
Ending Net Weighted Average Loan Rate                                                                                     6.242992%

Weighted Average Maturity (WAM) (Months)                                                                                        301

Servicer Advances                                                                                                         40,747.96

Aggregate Pool Prepayment                                                                                              6,183,047.57
Pool Prepayment Rate                                                                                                    54.1699 CPR

--------------------------------------------------------------------------------
                             Certificate Information
--------------------------------------------------------------------------------
Group 1
Senior Percentage                                                                                                    94.3735374621%
Senior Prepayment Percentage                                                                                        100.0000000000%

Subordinate Percentage                                                                                                5.6264625379%
Subordinate Prepayment Percentage                                                                                     0.0000000000%

Group 2
Senior Percentage                                                                                                    94.0546315393%
Senior Prepayment Percentage                                                                                        100.0000000000%

Subordinate Percentage                                                                                                5.9453684607%
Subordinate Prepayment Percentage                                                                                     0.0000000000%

Certificate Account

Beginning Balance                                                                                                                 -

Deposit
Payments of Interest and Principal                                                                                    15,317,092.48
Liquidation Proceeds                                                                                                              -
All Other Proceeds                                                                                                                -
Other Amounts                                                                                                                     -
Total Deposits                                                                                                        15,317,092.48

Withdrawals
Reimbursement of Servicer Advances                                                                                                -
Payment of Master Servicer Fees                                                                                           98,729.39
Payment of Sub Servicer Fees                                                                                             209,166.07
Payment of Other Fees                                                                                                    199,877.26
Payment of Insurance Premium(s)                                                                                                   -
Payment of Personal Mortgage Insurance                                                                                     9,288.81
Other Permitted Withdrawal per the Pooling and Service Agreement                                                                  -
Payment of Principal and Interest                                                                                     15,008,765.96
Total Withdrawals                                                                                                     15,525,827.49

Ending Balance                                                                                                               431.06

Master Servicing Fees Paid                                                                                                98,729.39
Insurance Premium(s) Paid                                                                                                         -
Personal Mortgage Insurance Fees Paid                                                                                      9,288.81
Other Fees Paid                                                                                                          199,877.26
Total Fees                                                                                                               307,895.46

-------------------------------------------------------------------------------
                             Delinquency Information
-------------------------------------------------------------------------------
Group 1

Delinquency                                                 30-59 Days       60-89 Days             90+ Days                Totals
Scheduled Principal Balance                               3,984,851.37       789,674.69                    -          4,774,526.06
Percentage of Total Pool Balance                             0.987936%        0.195779%            0.000000%             1.183715%
Number of Loans                                                     24                6                    0                    30
Percentage of Total Loans                                    1.017812%        0.254453%            0.000000%             1.272265%

Foreclosure
Scheduled Principal Balance                                                                                                      -
Percentage of Total Pool Balance                                                                                         0.000000%
Number of Loans                                                                                                                  0
Percentage of Total Loans                                                                                                0.000000%

Bankruptcy
Scheduled Principal Balance                                                                                                      -
Percentage of Total Pool Balance                                                                                         0.000000%
Number of Loans                                                                                                                  0
Percentage of Total Loans                                                                                                0.000000%

REO
Scheduled Principal Balance                                                                                                      -
Percentage of Total Pool Balance                                                                                         0.000000%
Number of Loans                                                                                                                  0
Percentage of Total Loans                                                                                                0.000000%

Book Value of all REO Loans                                                                                                      -
Percentage of Total Pool Balance                                                                                         0.000000%

Current Realized Losses                                                                                                          -
Additional Gains (Recoveries)/Losses                                                                                             -
Total Realized Losses                                                                                                            -

Group 2

Delinquency                                                 30-59 Days       60-89 Days             90+ Days                Totals
Scheduled Principal Balance                               3,884,829.29     1,039,602.18           574,704.42          5,499,135.89
Percentage of Total Pool Balance                             4.220904%        1.129538%            0.624422%             5.974863%
Number of Loans                                                     20                5                    3                    28
Percentage of Total Loans                                    3.824092%        0.956023%            0.573614%             5.353728%

Foreclosure
Scheduled Principal Balance                                                                                             169,702.34
Percentage of Total Pool Balance                                                                                         0.184383%
Number of Loans                                                                                                                  2
Percentage of Total Loans                                                                                                0.382409%

Bankruptcy
Scheduled Principal Balance                                                                                                      -
Percentage of Total Pool Balance                                                                                         0.000000%
Number of Loans                                                                                                                  0
Percentage of Total Loans                                                                                                0.000000%

REO
Scheduled Principal Balance                                                                                                      -
Percentage of Total Pool Balance                                                                                         0.000000%
Number of Loans                                                                                                                  0
Percentage of Total Loans                                                                                                0.000000%

Book Value of all REO Loans                                                                                                      -
Percentage of Total Pool Balance                                                                                         0.000000%

Current Realized Losses                                                                                                          -
Additional Gains (Recoveries)/Losses                                                                                             -
Total Realized Losses                                                                                                            -

--------------------------------------------------------------------------------
                  Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------

Protection                                                                                     Original               Current
Bankruptcy Loss                                                                              125,000.00            125,000.00
Bankruptcy Percentage                                                                         0.023537%             0.025233%
Credit/Fraud Loss                                                                         10,621,392.00         10,621,392.00
Credit/Fraud Loss Percentage                                                                  2.000000%             2.144052%
Special Hazard Loss                                                                        5,310,696.00          5,079,283.77
Special Hazard Loss Percentage                                                                1.000000%             1.025313%

Credit Support                                                                                 Original               Current
Class A                                                                                  501,860,354.32        466,584,231.48
Class A Percentage                                                                           94.499916%            94.185456%

Class M                                                                                   15,401,400.00         15,188,025.07
Class M Percentage                                                                            2.900072%             3.065880%

Class B1                                                                                   5,045,200.00          4,975,302.51
Class B1 Percentage                                                                           0.950007%             1.004323%

Class B2                                                                                   3,451,900.00          3,404,076.49
Class B2 Percentage                                                                           0.649990%             0.687152%

Class B3                                                                                   2,124,300.00          2,094,869.40
Class B3 Percentage                                                                           0.400004%             0.422874%

Class B4                                                                                   1,593,200.00          1,571,127.40
Class B4 Percentage                                                                           0.299998%             0.317150%

Class B5                                                                                   1,593,275.64          1,571,202.00
Class B5 Percentage                                                                           0.300013%             0.317165%